UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On April 11, 2008 the Company issued a press release announcing the signing of a conditional agreement to acquire Kyrgyzstan exploration interests. The agreement is conditional on a 90 day financing due diligence provision. At any time prior to the expiration of the 90 day period Sentry may choose not to proceed with the agreement. All obligations and interests contained therein are not enforceable by and between the parties until the expiration of the 90 day period or Sentry's waiver of the termination clause.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated April 11, 2008: Sentry Petroleum Enters into Conditional Agreement to Acquire Kyrgyzstan Exploration Interests

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

ALAN HART Alan Hart	Chief Executive Officer, Chief Financial Officer and Director	April 11, 2008